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
                                                                                           This Prospectus Supplement is
                                                                                           filed pursuant to Rule 424(b)(2)
                                                                                           under Registration Statement
                                                                                           Nos. 333-46527 and 333-46527-01

PROSPECTUS SUPPLEMENT dated                                                                Pricing Supplement No. 8
March 16, 1999 to PROSPECTUS
dated February 26, 1998.                                                                   Cusip No. 88168L DP 8


                                          TEXACO CAPITAL INC.
                                              SERIES 1998
                                           MEDIUM-TERM NOTES
                                             Guaranteed by
                                              Texaco Inc.

                            Notes Due More Than 9 Months From Date of Issue


Principal Amount:               $142,500,000.00                       Maturity Date:          March 20, 2000
Specified Currency:             U.S. Dollar                           Extendible:             No
Fixed Rate Note:                No                                    Final Maturity Date:    N/A
     Interest Rate:             N/A                                   Issue Price:            99.980%
                                                                      Record Dates:           June 4th, September 4th, December 4th
                                                                                              and March 5th
                                                                      Interest Payment Dates: June 19th, September 19th, December
                                                                                              19th and March 20th
                                                                      Original Issue Date:    March 19, 1999
                                                                      Book-Entry Note:        Yes
                                                                      Certificated Note:      No
Denominations:                  Minimum denominations of $1,000       Redemption Provisions:  None
                                or any larger amount that is an
                                integral multiple of $1,000           Repayment Provisions:   No
                                                                      Currency Indexed Note:  No
Zero-Coupon Note:               No                                    - Denominated Currency: N/A
                                                                      - Indexed Currency:     N/A
Floating Rate Note:             Yes                                   - Face Amount:          N/A
  Base Rate:                    N/A                                   - Base Exchange Rate:   N/A
  - CD Rate:                    N/A                                   - Calculation Agent:    N/A
  - Commercial Paper Rate:      N/A                                   - Reference Dealer:     N/A
  - Federal Funds Rate:         N/A                                   Commodity Indexed Note: No
  - LIBOR:                      3 month Libor                         Other Terms:            No
  - Treasury Rate:              N/A

  - Other:                      N/A
  Initial Interest Rate:        To be determined
  Interest Reset Period:        Quarterly
  Interest Reset Dates:         June 19th, September 19th,
                                December 19th and March 20th
  Interest Determination Dates: Two London business days prior                                Salomon Smith Barney
                                to Interest Reset Date                                        --------------------
                                                                                              Name of Agent
  Interest Payment Period:      Quarterly
  Interest Payment Dates:       June 19th, September 19th,
                                December 19th and March 20th
  Index Maturity:               N/A
  Maximum Interest Rate:        N/A
  Minimum Interest Rate:        N/A
  Spread:                       -12 basis points
  Spread Multiplier:            N/A
  Issuer Able to Change Spread
    or Spread Multiplier:       N/A
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